Exhibit 99.2

Supplemental Information

September 30, 2011

(Unaudited)

South San Francisco, CA	Sarasota, FL

Tiverton, RI	Elk Grove, CA

Table of Contents

Company Information	1

Summary	2

Funds From Operations and Funds Available for Distribution	3

Capitalization	4

Indebtedness and Ratios	5

Investments and Dispositions	6

Development	7

Owned Portfolio

Portfolio summary	8

Portfolio concentrations	9

Same property portfolio	10

Lease expirations and debt investment maturities	11

Owned Senior Housing Portfolio

Investments and operator concentration	12

Trends	13

Owned Post-Acute/Skilled Nursing Portfolio

Investments and operator concentration	14

Trends and HCR ManorCare information	15

Owned Life Science Portfolio

Investments, tenant concentration and trends	16

Selected lease expirations and leasing activity	17

Owned Medical Office Portfolio

Investments and trends	18

Leasing activity	19

Owned Hospital Portfolio

Investments and operator concentration	20

Trends	21

Investment Management Platform

Summary and balance sheets	22

Statements of operations and funds from operations	23

Net operating income	24

Portfolio summary	25

Reporting Definitions and Reconciliations of Non-GAAP Measures	26-30

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Joseph P. Sullivan
Chief Operating and Financial Officer	Chairman of the Board of Advisors
Jones Lang LaSalle Incorporated	RAND Health

Senior Management

James F. Flaherty III	Thomas M. Klaritch
Chairman and	Executive Vice President
Chief Executive Officer	Medical Office Properties

Jonathan M. Bergschneider	James W. Mercer
Executive Vice President	Executive Vice President, General Counsel
Life Science Estates	and Corporate Secretary

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Asset Management and Senior Housing
Thomas D. Kirby
Executive Vice President	Kendall K. Young
Acquisitions and Valuations	Executive Vice President

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President - Chief Financial Officer at (562) 733-5309.

  (1)   As of October 28, 2011.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues	$444,672	$317,049	$1,265,083	$913,746

NOI	385,929	218,884	1,013,140	650,058

Adjusted EBITDA	384,828	254,435	1,086,662	741,035

FFO applicable to common shares	259,571	96,081	727,222	416,798

FFO as adjusted applicable to common shares	274,971	167,774	769,218	476,591

FAD applicable to common shares	216,325	139,332	627,832	407,140

Net income applicable to common shares	166,367	16,995	453,306	171,296

Diluted FFO per common share	$0.63	$0.31	$1.83	$1.39

Diluted FFO as adjusted per common share	0.67	0.54	2.02	1.58

Diluted FAD per common share	0.53	0.45	1.65	1.36

Diluted EPS	0.41	0.05	1.14	0.57

FFO as adjusted payout ratio	72%	86%	71%	88%

Financial Leverage	41%	41%

Adjusted fixed charge coverage	3.3x	2.9x	3.0x	2.8x

	September 30,	December 31,
Total properties:	2011	2010

Senior housing	317	251

Post-acute/skilled nursing	313	45

Life science	108	102

Medical office	254	253

Hospital	21	21

Total	1,013	672

Portfolio Income from Assets Under Management(1)	Assets Under Management: $18.7 billion(2)

(1)      Represents the adjusted NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the nine months ended September 30, 2011.

(2)      Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at September 30, 2011.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Funds From Operations and Funds Available for Distribution

Dollars and shares in thousands, except per share data
	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income applicable to common shares	$166,367	$16,995	$453,306	$171,296
Depreciation and amortization of real estate, in-place lease and other intangibles	88,556	78,507	270,028	235,390
DFL depreciation	2,874	—	5,879	—
Gain on sales of real estate	—	(3,987)	—	(4,052)
Gain upon consolidation of joint venture	—	—	(7,769)	—
Joint venture and participating securities FFO adjustments	1,774	4,566	5,778	14,164
FFO applicable to common shares	$259,571	$96,081	$727,222	$416,798
Distributions on dilutive convertible units	3,048	—	9,066	—
Diluted FFO applicable to common shares	$262,619	$96,081	$736,288	$416,798

Weighted average shares used for diluted FFO per share	414,590	311,092	402,967	300,468

Diluted FFO per common share	$0.63	$0.31	$1.83	$1.39

Dividends declared per common share	$0.48	$0.465	$1.44	$1.395

FFO payout ratio	76.2%	150.0%	78.7%	100.4%

Impact of adjustments to FFO:
Merger-related items	$—	$—	$26,596 (1)	$—
Impairments, net of recoveries	15,400	71,693	15,400	59,793
	$15,400	$71,693	$41,996	$59,793

FFO as adjusted applicable to common shares	$274,971	$167,774	$769,218	$476,591
Distributions on dilutive convertible units and other	3,011	1,641	8,927	4,760
Diluted FFO as adjusted applicable to common shares	$277,982	$169,415	$778,145	$481,351

Weighted average shares used for diluted FFO as adjusted per share	414,590	314,778	385,693 (2)	304,002

Diluted FFO as adjusted per common share	$0.67	$0.54	$2.02 (2)	$1.58

FFO as adjusted payout ratio	71.6%	86.1%	71.3%	88.3%

FFO as adjusted applicable to common shares	$274,971	$167,774	$769,218	$476,591
Amortization of above and below market lease intangibles, net	(1,178)	(1,629)	(3,271)	(5,337)
Stock-based compensation	5,081	3,618	15,286	11,306
Amortization of debt premiums, discounts and issuance costs, net	3,716	1,934	10,065 (3)	7,238
Straight-line rents	(14,024)	(11,174)	(46,936)	(32,869)
DFL accretion(4)	(23,571)	(2,932)	(48,508)	(8,340)
DFL depreciation	(2,874)	—	(5,879)	—
Deferred revenues – tenant improvement related	(491)	(928)	(2,134)	(2,785)
Deferred revenues – additional rents (SAB 104)	284	705	850	540
Leasing costs and tenant and capital improvements	(10,832)	(16,839)	(31,772)	(33,384)
Joint venture and other FAD adjustments(4)(5)	(14,757)	(1,197)	(29,087)	(5,820)
FAD applicable to common shares	$216,325	$139,332	$627,832	$407,140
Distributions on convertible units	1,756	—	5,158	—
Diluted FAD applicable to common shares	$218,081	$139,332	$632,990	$407,140

Weighted average shares used for diluted FAD per share	412,305	311,092	383,397	300,468

Diluted FAD per common share	$0.53	$0.45	$1.65	$1.36

(1)

$26.6 million of merger-related items attributable to the HCR ManorCare Acquisition (incurred from January 1st through April 6th 2011) include the following: (i) $26.8 million of direct transaction costs, (ii) $23.9 million of interest expense associated with the $2.4 billion senior unsecured notes issued on January 24, 2011, proceeds from which were used to prefund the HCR ManorCare Acquisition, partially offset by (iii) $24.1 million of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

(2)	Includes $0.04 per share of impairments and $0.15 per share of merger-related items; merger-related items are attributable to the HCR ManorCare Acquisition and include the following:
	(i)	$0.07 per share of direct transaction costs that are discussed in footnote 1(i) above;
	(ii)	($0.07) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items that are discussed in footnote 1(iii) above; and
(iii)

$0.15 per share of negative carry related to prefunding activities consisting of: (a) 76 million shares from the Company’s December 2010 and March 2011 common stock offerings (excludes 4.5 million shares in March 2011 related to the underwriters’ overallotment option), which issuances increased our weighted average shares by 17 million shares for the nine months ended September 30, 2011; and (b) $0.06 per share for the interest expense related to the $2.4 billion senior notes discussed in footnote 1(ii) above. Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

(3)

Excludes $11.3 million related to the write-off of unamortized loan fees for the Company’s bridge loan commitment and $0.8 million related to the amortization of deferred issuance costs of the senior notes discussed above, which costs are included in merger-related items for the nine months ended September 30, 2011.

(4)

For the three and nine months ended September 30, 2011, DFL accretion includes a reduction of $14.4 million and $27.7 million, respectively, and Joint venture and other FAD adjustments include a contribution of $17.6 million and $32.0 million, respectively, as a result of HCP’s equity interest in the operations of HCR ManorCare, Inc. (“HCR ManorCare OpCo”). The Company’s joint venture interest in HCR ManorCare OpCo is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding reduction of related lease expense recognized at the HCR ManorCare OpCo level.

(5)	Includes Investment Management Platform, HCP’s equity interest in HCR ManorCare OpCo and four other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Capitalization

Dollars and shares in thousands, except price data
Total Debt
	September 30, 2011	December 31, 2010	September 30, 2010
Bank line of credit	$375,000	$—	$318,000
Senior unsecured notes	5,415,097	3,318,379	3,324,975
Mortgage and other secured debt	1,780,040	1,235,779	1,682,740
Other debt	89,325	92,187	93,990
Consolidated debt	7,659,462	4,646,345	5,419,705
HCP’s share of unconsolidated debt(1)	143,916	335,966	337,371
Total debt	$7,803,378	$4,982,311	$5,757,076

Total Market Capitalization
	September 30, 2011
	Shares/Units	Value/Units	Total Value
Common stock	407,779	$35.06	$14,296,732
Convertible partnership units
2 for 1(2)	1,732	70.12	121,448
1 for 1(3)	2,480	35.06	86,949
	4,212		208,397
Preferred stock:
7.25% Series E (Callable at par)	4,000	25.20	100,800
7.10% Series F (Callable at par)	7,820	25.27	197,611
	11,820		298,411

Consolidated market equity			$14,803,540

Consolidated debt			7,659,462

Consolidated market capitalization			$22,463,002

HCP’s share of unconsolidated debt(1)			143,916

Total market capitalization			$22,606,918

Common Stock and Equivalents
		Weighted Average Shares		Weighted Average Shares
	Shares	Three Months Ended		Nine Months Ended
	Outstanding	September 30, 2011		September 30, 2011
	September 30, 2011	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Common stock	407,779	407,081	407,081	395,258	395,258
Common equivalent securities:
Restricted stock and units	1,817	250	250	237	237
Dilutive impact of options	1,315	1,315	1,315	1,518	1,518
Convertible partnership units	5,944	—	5,944	—	5,954
Total common and equivalents	416,855	408,646	414,590	397,013	402,967

Other Information
Trading Symbol		Senior Unsecured Debt Ratings
HCP	Common Stock	Moody’s	Baa2 (stable outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB+ (stable outlook)

Stock Exchange Listing
NYSE

(1)     Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare OpCo.

(2)     Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at the time of conversion or, at the Company’s election, two shares of the Company’s common stock.

(3)     Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at the time of conversion or, at the Company’s election, one share of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization) September 30, 2011
	Bank Line of Credit(1)	Senior Unsecured Notes	Rates(2)	Mortgage Debt(3)	Rates(2)		Consolidated Debt	HCP’s Share of Unconsolidated Debt(4)	Rates(2)		Total Debt
2011 (3 months)	$—	$—	—%	$8,734	N/A	%	$8,734	$649	N/A	%	$9,383
2012	—	250,000	6.67	73,953	5.09		323,953	9,621	5.31		333,574
2013	—	550,000	5.81	367,374	6.04		917,374	3,165	7.04		920,539
2014	—	487,000	3.27	183,758	5.74		670,758	738	N/A		671,496
2015	375,000	400,000	6.64	302,102	6.01		1,077,102	11,231	5.82		1,088,333
2016	—	900,000	5.07	285,586	6.92		1,185,586	46,936	6.05		1,232,522
2017	—	750,000	6.04	512,460	6.10		1,262,460	34,780	5.91		1,297,240
2018	—	600,000	6.83	5,747	5.90		605,747	37,014	5.00		642,761
2019	—	—		1,184	N/A		1,184	—			1,184
2020	—	—		1,276	N/A		1,276	—			1,276
Thereafter	—	1,500,000	5.75	52,020	5.24		1,552,020	—			1,552,020
Subtotal	375,000	5,437,000		1,794,194			7,606,194	144,134			7,750,328
Other debt(5)	—	—		—			89,325	—			89,325
(Discounts) and premiums, net	—	(21,903)		(14,154)			(36,057)	(218)			(36,275)
Total debt	$375,000	$5,415,097		$1,780,040			$7,659,462	$143,916			$7,803,378

Weighted average interest rate	2.21%	5.67%		6.12%			5.61%	5.83%			5.61%

Weighted average maturity in years	3.50	6.60		4.61			5.98	5.04			5.96

Ratios			Covenants
	September 30,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at September 30, 2011.
	2011	2010
Consolidated Debt/Consolidated Gross Assets	40.6%	31.9%
Financial Leverage (Total Debt/Total Gross Assets)	40.7%	32.8%		Bank Line of Credit
			Financial Covenants(7)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	9.4%	8.5%	Leverage Ratio	No greater than 60%	42%
Total Secured Debt/Total Gross Assets	10.0%	10.4%	Secured Debt Ratio	No greater than 30%	11%
			Unsecured Leverage Ratio	No greater than 60%	39%
Fixed and variable rate ratios(6):			Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.0x
Fixed rate Total Debt	94.1%	93.8%
Variable rate Total Debt	5.9%	6.2%
	100.0%	100.0%

(1)   At September 30, 2011, the Company had $12.3 million of aggregate letters of credit pledged against the revolving line of credit facility.

(2)   Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.

(3)   Mortgage debt attributable to non-controlling interests at September 30, 2011was $67 million.

(4)   Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare OpCo. At September 30, 2011, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare OpCo’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(5)   Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.

(6)   $88 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

(7)   Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Investments and Dispositions

Dollars and square feet in thousands
Investments
	September 30, 2011
Description	Three Months Ended	Nine Months Ended
HCR ManorCare real estate acquisition(1)	$—	$6,016,962
HCR ManorCare OpCo investment(1)	—	95,000
HCP Ventures II acquisition(2)	—	546,979
Acquisitions of other real estate(3)	9,656	173,198
Total fundings for development, tenant and capital improvements(4)	33,375	87,208
Total investments	$43,031	$6,919,347

Acquisitions of other real estate for the three months ended September 30, 2011

Location	Date	Capacity	Segment	Investment
Durham, North Carolina	August 17, 2011	53 sq. ft.	Life science	$9,656	(3)

Dispositions for the nine months ended September 30, 2011
Description		Segment	Payoff/ Settlement Value, Net of Costs
Mezzanine and Mortgage Participations	Date
Genesis	April 1, 2011	Post-acute/skilled	$330,396
HCR ManorCare(5)	April 7, 2011	Post-acute/skilled	1,630,720
Total			$1,961,116

(1)       On April 7, 2011, the Company acquired the real estate assets of privately-owned HCR ManorCare, Inc. for $6.1 billion. After reducing the purchase price by $88 million, which represents the difference between the fair value and the par value of our HCR ManorCare debt investments (at closing) that were settled as part of this acquisition, the adjusted purchase price is $6.0 billion. The adjusted purchase price of the HCR ManorCare real estate acquisition is comprised of the following: (i) $4.0 billion of cash consideration; and (ii) $2.0 billion representing the fair value of our HCR ManorCare debt investments. In conjunction with the acquisition of the real estate assets of HCR ManorCare, the Company exercised its option to purchase an equity interest in the operations of HCR ManorCare for $95 million that represented a 9.9% equity interest at closing.

(2)       Represents 65% of the acquired investments from HCP Ventures II. On January 14, 2011, the Company acquired its partner’s 65% interest in a joint venture that owns 25 senior housing facilities with 5,621 units, becoming the sole owner of the portfolio. At closing, the Company paid approximately $136 million for the interest and assumed its partner’s share of $650 million (fair value of $635 million) of Fannie Mae secured debt with a weighted average fixed-rate of 5.66% and weighted average term to maturity of 5.3 years. At closing, the Company valued the HCP Ventures II investment at approximately $842 million.

(3)       Represents acquisition of a life science development project for approximately $10 million during the quarter ended September 30, 2011.

(4)       The three months ended September 30, 2011, includes the following: (i) $15.5 million of development, (ii) $10.3 million of first generation tenant and capital improvements, and (iii) $7.7 million of second generation tenant and capital improvements (excludes $3.1 million of leasing costs). The nine months ended September 30, 2011, includes the following: (i) $42.6 million of development, (ii) $22.4 million of first generation tenant and capital improvements, and (iii) $22.3 million of second generation tenant and capital improvements (excludes $9.5 million of leasing costs). Investments for development include capitalized interest for the three and nine months ended September 30, 2011 of $6.9 million and $19.4 million, respectively.

(5)       Settlement value of the debt investments in HCR ManorCare presented excludes the $360 million participation in the first mortgage debt that the Company purchased on January 31, 2011 as this purchase was for the sole purpose of prefunding the HCR ManorCare Acquisition.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Development

As of September 30, 2011, dollars and square feet in thousands
Redevelopment Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Modular Labs IV	So. San Francisco, CA	Life science	4Q 2010	97	$55,349	$57,069
Soledad(4)	San Diego, CA	Life science	3Q 2011	28	12,315	14,932
1030 Massachusetts Avenue	Cambridge, MA	Life science	1Q 2012	75	23,949	39,992
Durham Research Lab	Durham, NC	Life science	2Q 2012	53	9,824	12,573
Knoxville	Knoxville, TN	Medical office	4Q 2011	38	7,382	8,740
Westpark Plaza	Plano, TX	Medical office	1Q 2012	70	11,624	17,159
Folsom	Sacramento, CA	Medical office	4Q 2012	92	29,842	39,251
Innovation Drive	San Diego, CA	Medical office	3Q 2012	84	24,378	37,100
Fresno(5)	Fresno, CA	Hospital	4Q 2012	N/A	4,411	20,554

	Total				$179,074	$247,370

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	690
Poway, CA	Life science	72	1,204
Torrey Pines, CA	Life science	6	93
		169	3,653

Investment-to-date(2)(3)			$366,795

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(6)	Leased
500/600 Saginaw	Redwood City, CA	Life science	March 2011	88	$43,030	—

(1)       Investment-to-date of $179 million includes the following: (i) $56 million in development costs and construction in progress, (ii) $78 million of buildings and (iii) $45 million of land.

(2)       Investment-to-date of $367 million includes the following: (i) $286 million in land and (ii) $81 million in development costs and construction in progress.

(3)       Development costs and construction in progress of $169 million presented on the Company’s consolidated balance sheet at September 30, 2011, includes the following: (i) $56 million of costs for development projects in process; (ii) $81 million of costs for land held for development; and (iii) $32 million for tenant and other facility related improvement projects in process.

(4)       Represents approximately half of the Soledad project remaining in redevelopment. The balance of the project was placed in service during the quarter ended September 30, 2010.

(5)       Represents approximately 25% of the Fresno hospital placed in redevelopment in March 2011. The balance of the hospital remains in operations.

(6)       Represents the investment as of the date the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Owned Portfolio Summary

As of and for the nine months ended September 30, 2011, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product
Leased	Property			Age			Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	(Years)	Capacity		%	Amount	CFC	Amount	CFC
Senior housing	296	$5,158,542	$364,854	15	31,338	Units	85.5	$402,972	1.18 x	$481,409	1.41 x
Post-acute/skilled	313	5,512,400	265,058	32	41,773	Beds	87.4	64,805	1.78 x	84,856	2.32 x
Life science	104	3,263,062	176,386	17	6,798	Sq. Ft.	90.0	N/A	N/A	N/A	N/A
Medical office	188	2,285,159	143,688	19	13,104	Sq. Ft.	91.0	N/A	N/A	N/A	N/A
Hospital	17	648,386	58,702	25	2,379	Beds	52.6	321,040	4.05 x	355,405	4.48 x
	918	$16,867,549	$1,008,688	22

Operating Properties (RIDEA)	Property Count	Investment	NOI	Age (Years)	Capacity		Occupancy %
Senior housing(2)	21	$749,402	$4,452	21	5,080	Units	90.2

Debt Investments		Investment	Interest Income
Senior housing		$3,655	$49
Post-acute/skilled(3)		9,820	98,167
Hospital(4)		89,998	983
		$103,473	$99,199
Total	939	$17,720,424	$1,112,339

Portfolio NOI, Adjusted NOI and Interest Income
	Three Months Ended September 30, 2011
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income(6)	Income
Senior housing(2)	$138,117	$9,623	$128,494	$115,525	$42	$115,567
Post-acute/skilled	132,392	245	132,147	112,878	287	113,165
Life science	71,093	13,231	57,862	52,786	—	52,786
Medical office	81,145	33,346	47,799	46,662	—	46,662
Hospital	20,854	1,227	19,627	19,066	248	19,314
	$443,601	$57,672	$385,929	$346,917	$577	$347,494

	Nine Months Ended September 30, 2011
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income(6)	Income
Senior housing(2)	$380,694	$11,388	$369,306	$327,656	$49	$327,705
Post-acute/skilled	265,377	319	265,058	228,031	98,167	326,198
Life science	215,045	38,659	176,386	159,545	—	159,545
Medical office	241,045	97,357	143,688	138,913	—	138,913
Hospital	62,118	3,416	58,702	56,863	983	57,846
	$1,164,279	$151,139	$1,013,140	$911,008	$99,199	$1,010,207

(1)       EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collaterized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 15 of this report.

(2)       On September 1, 2011, the Company entered into an agreement with Brookdale Senior Living to manage 21 assets under a RIDEA structure. Revenues and operating expenses were $11.9 million and $7.4 million, respectively for the three and nine months ended September 30, 2011.

(3)       On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 3 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC. Includes $43 million of interest income related to debt investments in Genesis HealthCare that were prepaid on April 1, 2011. For additional information regarding the Genesis HealthCare debt investments see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(4)       Includes a senior secured loan to Cirrus Health (“Cirrus”) that was placed on non-accrual status effective January 1, 2011 with a carrying value of $76 million at September 30, 2011. For additional information regarding the senior secured loan to Cirrus see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(5)       NOI attributable to non-controlling interests for the three and nine months ended September 30, 2011 was $1.3 million and $3.4 million, respectively.

(6)       Includes loan accretion for the three and nine months ended September 30, 2011 of $0.3 million and $18.7 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Owned Portfolio Concentrations

As of and for the nine months ended September 30, 2011, dollars in thousands

Geographic Diversification of Leased Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	149	$623,881	$263,616	$3,143,527	$212,671	$128,545	$4,372,240	25

TX	97	701,832	101,971	—	690,828	227,242	1,721,873	10

FL	95	824,237	527,164	—	152,864	62,450	1,566,715	9

PA	54	257,230	1,171,031	—	—	—	1,428,261	8

IL	51	500,224	679,690	—	13,481	—	1,193,395	7

OH	72	212,064	663,607	—	9,179	—	884,850	5

MI	38	175,096	560,602	—	—	—	735,698	4

MD	34	296,435	224,120	—	29,451	—	550,006	3

VA	29	318,785	172,126	—	41,348	—	532,259	3

NJ	21	374,041	96,534	—	—	—	470,575	3

Other	299	1,624,119	1,051,939	119,535	1,135,337	230,149	4,161,079	23

Total	939	$5,907,944	$5,512,400	$3,263,062	$2,285,159	$648,386	$17,616,951	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	149	$47,428	$12,706	$166,694	$10,019	$12,522	$249,369	25

TX	97	42,897	4,158	—	39,103	18,584	104,742	10

FL	95	51,118	23,815	—	10,359	5,900	91,192	9

PA	54	12,709	54,094	—	—	—	66,803	7

IL	51	28,735	30,308	—	962	—	60,005	6

OH	72	11,603	33,799	—	424	—	45,826	5

MI	38	11,149	24,619	—	—	—	35,768	4

VA	29	17,473	10,078	—	2,678	—	30,229	3

MD	34	17,265	10,250	—	2,194	—	29,709	3

CO	26	12,437	4,079	—	11,350	1,043	28,909	3

Other	294	116,492	57,152	9,692	66,599	20,653	270,588	25

Total	939	$369,306	$265,058	$176,386	$143,688	$58,702	$1,013,140	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%

HCR ManorCare	Post-acute/skilled	$472,500	33

Brookdale Senior Living(2)	Senior housing	140,471	10

Emeritus Corporation	Senior housing	94,117	6

Sunrise Senior Living	Senior housing	84,170	6

HCA	Hospital	47,851	3

Amgen	Life science	40,936	3

Genentech	Life science	37,345	3

Kindred	Post-acute/skilled	16,732	1

Tenet Healthcare	Hospital	16,018	1

Capital Senior Living	Senior housing	15,615	1

Other		485,688	33

		$1,451,443	100

(1)   The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for properties managed under a RIDEA structure are based on the most recent month’s NOI annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)   Brookdale Senior Living annualized revenues include $53.4 million of annualized NOI related to 21 senior housing facilities operated under a RIDEA structure that were formerly operated by Horizon Bay Retirement Living.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Same Property Portfolio

As of September 30, 2011, dollars and square feet in thousands

			Senior		Post-Acute/	Life		Medical
	Total		Housing(1)		Skilled	Science		Office		Hospital

Property count	562		224		45	95		182		16

Investment	$10,309,189		$4,210,886		$244,738	$3,058,483		$2,186,441		$608,641

Percent of property portfolio (by investment)	58.5%		71.3%		4.4%	93.7%		95.7%		93.9%

Capacity			25,639 Units		5,286 Beds	6,320 Sq. Ft.		12,708 Sq. Ft		2,379 Beds

Year-Over-Year Three-Month SPP

Occupancy:

September 30, 2011			85.3%		85.5%	92.8%		90.7%		53.1%

September 30, 2010			85.5%		85.1%	89.8%		90.7%		57.1%

% change			(0.2%	)	0.4%	3.0%		—%		(4.0%	)

NOI % change	4.5%		9.8%		3.3%	(0.1%	)	3.2%		(1.9%	)

Adjusted NOI:

September 30, 2011	$211,696		$85,820		$9,314	$51,882		$46,200		$18,480

September 30, 2010	$202,504		$79,633		$8,991	$50,395		$44,727		$18,758

Adjusted NOI % change	4.5%		7.8%		3.6%	3.0%		3.3%		(1.5%	)

Sequential Three-Month SPP

Occupancy:

September 30, 2011			85.3%		85.5%	92.8%		90.7%		53.1%

June 30, 2011			85.7%		85.5%	92.0%		90.8%		56.1%

% change			(0.4%	)	—%	0.8%		(0.1%	)	(3.0%	)

NOI % change	(1.7%	)	(0.9%	)	0.4%	(2.0%	)	(1.1%	)	(7.1%	)

Adjusted NOI:

September 30, 2011	$211,696		$85,820		$9,314	$51,882		$46,200		$18,480

June 30, 2011	$213,124		$85,385		$9,219	$52,348		$46,315		$19,857

Adjusted NOI % change	(0.7%	)	0.5%		1.0%	(0.9%	)	(0.2%	)	(6.9%	)

Year-Over-Year Nine-Month SPP

NOI % change	5.6%		11.5%		2.6%	0.8%		3.3%		(0.0%	)

Adjusted NOI:

September 30, 2011	$626,214		$249,063		$27,635	$156,712		$137,789		$55,015

September 30, 2010	$598,636		$230,636		$26,847	$155,040		$133,779		$52,334

Adjusted NOI % change	4.6%		8.0%		2.9%	1.1%		3.0%		5.1%

(1)   Senior housing three-month SPP includes five facilities acquired in the six months ended June 30, 2010 with a combined investment value of $110.9 million, 636 units and three month occupancy as of September 30, 2011 of 77% (one quarter in arrears). These facilities are excluded from the nine-month senior housing SPP metrics as their results of operations are not included for the full comparable period.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At September 30, 2011, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2011(2)	2012	2013	2014	2015	2016	2017	2018	2019	2020	Thereafter

Lease Expirations

Senior housing(3):
Properties	296	—	1	2	5	1	17	12	49	12	33	164

Annualized revenues	$404,558	$—	$331	$11,257	$4,970	$204	$24,606	$19,700	$91,537	$15,110	$50,595	$186,248

Post-acute/skilled:
Properties	313	—	—	—	9	1	6	9	3	12	4	269

Annualized revenues	$453,380	$—	$—	$—	$7,062	$439	$5,440	$8,480	$2,733	$9,885	$2,996	$416,345

Life science:
Square feet	6,117	148	111	418	424	1,027	308	765	554	68	881	1,413

Annualized revenues	$219,387	$2,727	$3,047	$10,799	$11,021	$30,187	$8,882	$25,807	$25,925	$2,844	$40,433	$57,715

Medical office:
Square feet	11,918	661	1,496	1,737	1,537	1,343	1,048	700	906	666	829	995

Annualized revenues	$253,845	$14,567	$33,352	$32,647	$34,514	$30,151	$20,727	$15,063	$18,391	$13,571	$19,033	$21,829

Hospital:
Properties	17	—	—	1	3	—	—	2	—	4	—	7

Annualized revenues	$65,507	$—	$—	$2,553	$16,018	$—	$—	$4,706	$—	$6,454	$—	$35,776

Total annualized revenues	$1,396,677	$17,294	$36,730	$57,256	$73,585	$60,981	$59,655	$73,756	$138,586	$47,864	$113,057	$717,913

Debt Investment Maturities

Senior housing:

Annualized revenues	$216	$—	$—	$—	$—	$—	$216	$—	$—	$—	$—	$—

Post-acute/skilled:

Annualized revenues	$1,121	$—	$—	$952	$169	$—	$—	$—	$—	$—	$—	$—

Hospital(4):

Annualized revenues	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$1,337	$—	$—	$952	$169	$—	$216	$—	$—	$—	$—	$—

(1)       The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)       Includes month-to-month and holdover leases.

(3)       Excludes 21 facilities with annualized NOI of $53.4 million operated under a RIDEA structure by Brookdale Senior Living.

(4)       Effective January 1, 2011, a senior secured loan to Cirrus was placed on non-accrual status. During the three and nine months ended September 30, 2011, no revenues were recognized for this loan; consequently, no annualized revenue amounts for this loan are presented. For additional information regarding the senior secured loan to Cirrus see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Senior Housing Portfolio

As of and for the nine months ended September 30, 2011, dollars in thousands

Investments
Operating	Property			Average		Occupancy	EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	163	$2,401,852	$168,902	13	14,564	85.6	$220,952	1.20 x	$264,676	1.44 x
Independent living	28	715,153	80,690	21	4,910	85.0	63,069	1.04 x	72,232	1.19 x
CCRCs	12	606,499	41,712	21	3,770	88.9	70,470	1.28 x	83,720	1.52 x
	203	$3,723,504	$291,304	15	23,244	86.0	$354,491	1.18 x	$420,628	1.40 x

Direct Financing	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	27	$616,012	$40,135	14	3,141	85.9	$48,481	1.20 x	$60,781	1.50 x
HCR ManorCare(1)	66	819,026	33,415	15	4,953	82.6	N/A	N/A	N/A	N/A
	93	1,435,038	73,550	15	8,094	83.9

Leased Properties	296	$5,158,542	$364,854	15	31,338	85.5	$402,972	1.18 x	$481,409	1.41 x

Operating	Property			Average		Occupancy
Properties (RIDEA)	Count	Investment	NOI	Age (Years)	Units	%
Assisted living	4	$55,551	$262	22	399	92.6
Independent living	17	693,851	4,190	21	4,681	90.0
	21	749,402	4,452	21	5,080	90.2

Secured			Interest
Loans		Investment	Income
Assisted living		$3,655	$49

Total	317	$5,911,599	$369,355		36,418	86.1

Operator Concentration(2)
					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%	CFC(1)	CFC(1)
Brookdale Senior Living(3)	60	60	$1,700,339	29	$108,232	29	11,715	87.2	1.32 x	1.56 x
Sunrise Senior Living(4)(5)	48	98	1,313,966	22	72,871	20	5,568	87.5	1.24 x	1.51 x
Emeritus Corporation(4)	69	96	1,135,181	19	95,345	26	7,739	86.7	1.14 x	1.34 x
HCR ManorCare(1)	66	100	819,026	14	33,415	9	4,953	82.6	N/A	N/A
Harbor Retirement Associates	14	100	210,916	4	11,739	3	1,346	85.6	1.15 x	1.45 x
Aegis Senior Living	10	80	182,152	3	11,795	3	701	86.3	1.00 x	1.17 x
Other(3)	50	94	550,019	9	35,958	10	4,396	86.3	1.10 x	1.32 x
	317	90	$5,911,599	100	$369,355	100	36,418	86.1	1.18 x	1.41 x

(1)        EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collaterized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 15 of this report.

(2)        Property count, units, occupancy and CFCs are presented for leased and operating properties, if applicable, and exclude secured loans.

(3)        On September 1, 2011, the Company transitioned 36 assets formerly operated by Horizon Bay Retirement Living to Brookdale. Occupancy for the 36 assets and CFC for 15 of the 36 assets subject to an operating lease will be reported in “other” until the requisite periods have elapsed to allow us to report such measures completely under the new operator. CFC for the remaining 21 assets operated under a RIDEA structure is excluded as CFC is not applicable.

(4)        On November 1, 2010, the Company transitioned 27 assets formerly operated by Sunrise Senior Living to Emeritus Corporation. For these transitioned assets, occupancy and CFC are disclosed under “other” until the requisite periods have elapsed to allow us to report such measures completely under the new operator.

(5)        Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Senior Housing Portfolio
Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Property Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	09/30/11	06/30/11(1)	09/30/10(1)	09/30/11	09/30/10	09/30/11(2)(3)	06/30/11(2)(4)	09/30/10(4)

Property count	224	224	224	219	219	317	317	225
Investment	$4,210,886	$4,207,488	$4,193,225	$4,099,817	$4,083,040	$5,907,944	$5,899,283	$4,207,976
Units	25,639	25,647	24,960	25,003	24,960	36,418	36,424	25,707
3-Month Occupancy %	85.3	85.7	85.5	85.5	85.5	85.5	85.9	85.5
12-Month Occupancy %	85.8	86.1	85.5	86.0	85.5	86.1	86.3	85.5
EBITDAR	$393,008	$380,533	357,142	$384,913	$357,142	$402,972	$449,890	$358,180
EBITDAR CFC	1.19 x	1.20 x	1.16 x	1.20 x	1.16 x	1.18 x	1.11 x	1.16 x
EBITDARM	$469,799	$455,427	429,655	$459,787	$429,655	$481,409	$534,985	$430,906
EBITDARM CFC	1.43 x	1.43 x	1.39 x	1.44 x	1.39 x	1.41 x	1.32 x	1.39 x

NOI:
Rental and related revenues(5)	$83,877	$84,502	$88,151	$245,331	$231,497
DFL income	13,282	13,499	13,028	40,175	37,238
Operating expenses(5)(6)	(138)	(100)	(12,798)	(750)	(13,294)
	$97,021	$97,901	$88,381	$284,756	$255,441
Adjusted NOI:
Straight-line rents	(9,088)	(9,537)	(5,079)	(27,294)	(14,157)
Below market lease intangibles, net	(631)	(631)	(737)	(1,893)	(2,308)
DFL accretion	(1,482)	(2,348)	(2,932)	(6,506)	(8,340)
	$85,820	$85,385	$79,633	$249,063	$230,636

(1)         Occupancy, EBITDAR and EBITDARM exclude four facilities acquired in the quarter ended June 30, 2010 and one facility acquired in the quarter ended March 31, 2010 as those metrics are reported one quarter in arrears, and therefore are not applicable for these facilities.

(2)         EBITDAR, EBITDARM and their respective CFCs are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collaterized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 15 of this report.

(3)         EBITDAR, EBITDARM and the related CFCs do not apply to the 21 properties operated under a RIDEA structure.

(4)         Amounts are presented as originally reported, without giving effect to discontinued operations.

(5)         The quarter and year to date ended September 30, 2010 includes increases to revenues and operating expenses of $13.7 million and $12.7 million, respectively, as a result of consolidating the operations for 27 Sunrise managed properties beginning August 31, 2010 (the date that HCP controlled the four VIEs that lease these 27 properties); for additional information regarding these VIEs see Note 12 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(6)         Excludes certain non-property specific operating expenses allocated to certain segments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the nine months ended September 30, 2011, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average Age		Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	45	$244,738	$28,408	27	5,286	85.4	$64,805	1.78 x	$84,856	2.32 x
HCR ManorCare DFLs(1)	268	5,267,662	236,650	33	36,487	87.7	N/A	N/A	N/A	N/A
Leased properties	313	$5,512,400	$265,058	32	41,773	87.4

Debt			Interest
Investments		Investment	Income
HCR ManorCare(2)		$—	$54,303
Genesis HealthCare(3)		—	43,007
Other		9,820	857
		$9,820	$98,167
Total		$5,522,220	$363,225

Operator Concentration(4)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)(2)	268	100	$5,267,662	95	$290,953	80	36,487	87.7	N/A	N/A
Formation Capital	9	100	63,100	1	5,140	1	934	94.5	2.26 x	2.78 x
Covenant Care	12	100	62,318	1	7,966	2	1,328	83.6	1.84 x	2.41 x
Kindred Healthcare	9	100	38,117	1	6,202	2	1,288	85.8	1.46 x	2.09 x
Trilogy Health Services	5	100	33,351	1	4,135	1	546	90.4	1.77 x	2.20 x
Other(5)	10	60	57,672	1	48,829	14	1,190	77.5	1.56 x	2.10 x
	313	99	$5,522,220	100	$363,225	100	41,773	87.4	1.78 x	2.32 x

(1)          EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collaterized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 15 of this report.

(2)          On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 3 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)          On April 1, 2011, the Company’s debt investments in Genesis HealthCare were prepaid.

(4)          Property count, beds, occupancy and CFCs are presented for leased properties and exclude debt investments.

(5)          Other includes $43 million in interest income related to debt investments in Genesis HealthCare that were prepaid April 1, 2011. For additional information regarding Genesis HealthCare see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands, except HCR ManorCare information

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/11	06/30/11	09/30/10	09/30/11	09/30/10	09/30/11(1)	06/30/11(1)(2)	09/30/10(2)

Property count	45	45	45	45	45	313	313	45
Investment	$244,738	$244,738	$244,738	$244,738	$244,738	$5,512,400	$5,480,734	$244,738
Beds	5,286	5,286	5,331	5,286	5,331	41,773	41,773	5,331
3-Month Occupancy %	85.5	85.5	85.1	85.5	85.1	87.1	88.2	85.1
12-Month Occupancy %	85.4	85.3	85.2	85.4	85.2	87.4	87.5	85.3
EBITDAR	$64,805	$61,545	$53,084	$64,805	$53,084	64,805	61,545	53,081
EBITDAR CFC	1.78 x	1.69 x	1.48 x	1.78 x	1.48 x	1.78 x	1.69 x	1.48 x
EBITDARM	$84,856	$81,209	$72,690	$84,856	$72,690	84,856	81,209	72,687
EBITDARM CFC	2.32 x	2.24 x	2.02 x	2.32 x	2.02 x	2.32 x	2.24 x	2.02 x
Quality Mix	65.4%	63.8%	60.8%	65.4%	60.8%	68.3%	68.1%	60.8%
NOI:

Rental revenues	$9,548	$9,507	$9,274	$28,495	$27,843
Operating expenses(3)	(28)	(26)	(57)	(69)	(149)
	9,520	9,481	9,217	28,426	27,694

Adjusted NOI:
Straight-line rents	(206)	(262)	(226)	(791)	(847)
	$9,314	$9,219	$8,991	$27,635	$26,847

HCR ManorCare Leased Portfolio Summary
As of and for the nine months ended September 30, 2011, dollars in thousands

Investment	Property				Adjusted		EBITDAR		EBITDARM
Summary	Count		Investment(4)	NOI(5)	NOI	Occupancy	Amount	CFC	Amount	CFC
Assisted living	66		$819,026	$33,415	$27,739	82.6%	N/A	N/A	N/A	N/A
Post-acute/skilled	268		5,267,662	236,650	200,415	87.7%	N/A	N/A	N/A	N/A
Total	334		$6,086,688	$270,065	$228,154	87.1%	$634,284	1.34 x	$813,479	1.72 x

	09/30/11		06/30/11	09/30/10
Quality mix	70.8%	(6)	70.8%	71.7%

HCR ManorCare OpCo (guarantor) fixed charge coverage(7)					1.60 x

(1)        EBITDAR, EBITDARM, their respective CFC and quality mix are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collaterized under a single master lease. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)        Amounts are presented as originally reported, without giving effect to discontinued operations.

(3)        Excludes certain non-property specific operating expenses allocated to certain segments.

(4)        The Company’s total investment in HCR ManorCare includes aggregated accumulated DFL accretion of $69.7 million as of September 30, 2011.

(5)        Assisted living and post-acute/skilled NOI includes reductions of $3.4 million and $24.3 million, respectively, related to HCP’s equity interest in HCR ManorCare OpCo.

(6)        Private-pay and Medicare revenues as a percentage of total revenues are 31.0% and 39.8%, respectively.

(7)        HCR ManorCare OpCo (guarantor) fixed charge coverage is based on EBITDAR for the trailing 12 months, is one quarter in arrears from the date presented and includes home health and hospice EBITDAR and corporate general and administrative expenses, excluding HCR ManorCare’s non-recurring expenses associated with the sale of its real estate to HCP. The fixed charges include the most recent monthly cash rent annualized and cash interest expense based on the trailing 12 months and are one quarter in arrears from the date presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Life Science Portfolio

As of and for the nine months ended September 30, 2011, unless otherwise indicated, dollars and square feet in thousands

Investments

	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %
San Francisco	74	$2,569,520	$133,474	17	4,576	89.6
San Diego	20	574,007	33,220	18	1,553	86.8
Utah	10	119,535	9,692	11	669	100.0
	104	$3,263,062	$176,386	17	6,798	90.0

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$40,936	19	684	11
Genentech	37,345	17	794	13
Rigel Pharmaceuticals	12,799	6	147	2
Exelixis, Inc.	12,766	6	295	5
Takeda	9,926	5	188	3
Google	7,271	3	248	4
Myriad Genetics	7,119	3	310	5
General Atomics	5,593	3	281	5
ARUP	5,418	2	324	5
Alexza Pharmaceuticals, Inc.	5,159	2	107	2
Other	75,055	34	2,739	45
	$219,387	100	6,117	100

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	09/30/11	06/30/11	09/30/10	09/30/11	09/30/10	09/30/11	06/30/11(1)	09/30/10(1)
Property count	95	95	95	95	95	104	104	98
Investment	$3,058,483	$3,052,205	$3,040,180	$3,058,483	$3,040,180	$3,263,062	$3,251,372	$3,128,513
Square feet	6,320	6,320	6,319	6,320	6,319	6,798	6,798	6,508
Occupancy %	92.8	92.0	89.8	92.8	89.8	90.0	89.2	88.9
NOI:
Rental and related revenues	$58,432	$59,421	$58,639	$177,044	$176,307
Tenant recoveries	9,934	9,320	10,433	29,303	29,669
Operating expenses(2)	(11,489)	(10,728)	(12,117)	(33,240)	(34,326)
	$56,877	$58,013	$56,955	$173,107	$171,650
Adjusted NOI:

Straight-line rents	(3,068)	(3,740)	(4,815)	(10,917)	(11,177)
Below market lease intangibles, net	(338)	(336)	(156)	(711)	(666)
Lease termination fees	(1,589)	(1,589)	(1,589)	(4,767)	(4,767)
	$51,882	$52,348	$50,395	$156,712	$155,040

(1)        Amounts are presented as originally reported, without giving effect to discontinued operations.

(2)        Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2011(1)	148	2	$2,727	1	117	$1,471	31	$1,256	—	$—
2012	111	2	3,047	1	47	1,113	64	1,934	—	—
2013	418	7	10,799	5	352	9,458	66	1,341	—	—
Thereafter	5,440	89	202,814	93	3,584	152,392	1,186	37,400	670	13,022
	6,117	100	$219,387	100	4,100	$164,434	1,347	$41,931	670	$13,022

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2010	5,876	$36.20

Acquisitions	140	33.30
Expirations	(197)	19.60
Renewals, amendments and extensions	112	18.83	(1.5)	$6.70	$3.14	28	57.0
New leases and expansions	120	19.62		12.86	10.29	74

Leased Square Feet as of March 31, 2011	6,051	$36.23

Expirations	(4)	24.00
Renewals, amendments and extensions	4	24.00	—	$—	$—	12	57.8
New leases and expansions	15	12.93		25.47	7.17	59

Leased Square Feet as of June 30, 2011	6,066	$36.39

Expirations	(198)	42.20
Renewals, amendments and extensions	70	24.07	(10.7)	$14.23	$4.57	55	46.5
New leases and expansions	179	20.14		8.18	7.40	54
Leased Square Feet as of September 30, 2011	6,117	$35.86

(1)        Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Medical Office Portfolio

As of and for the nine months ended September 30, 2011, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %
On-Campus	143	$1,825,184	$115,503	19	10,842	91.1
Off-Campus	45	459,975	28,185	19	2,262	90.1
	188	$2,285,159	$143,688	19	13,104	91.0

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	09/30/11	06/30/11	09/30/10	09/30/11	09/30/10	09/30/11	06/30/11(1)	09/30/10(1)

Property count	182	182	182	182	182	188	188	186
Investment	$2,186,441	$2,177,498	$2,146,560	$2,186,441	$2,146,560	$2,285,159	$2,272,818	$2,178,765
Square feet	12,708	12,708	12,707	12,708	12,707	13,104	13,097	12,900
Occupancy %	90.7	90.8	90.7	90.7	90.7	91.0	91.1	90.8
NOI:
Rental and related revenues	$66,107	$66,108	$65,288	$198,039	$194,658
Tenant recoveries	12,073	11,300	11,978	34,885	35,461
Operating expenses(2)	(31,006)	(29,717)	(31,541)	(90,814)	(92,541)
	$47,174	$47,691	$45,725	$142,110	$137,578

Adjusted NOI:
Straight-line rents	(952)	(1,343)	(479)	(4,270)	(2,088)
Above (below) market lease intangibles, net	(22)	(33)	(516)	(51)	(1,708)

Lease termination fees	—	—	(3)	—	(3)
	$46,200	$46,315	$44,727	$137,789	$133,779

(1)   Amounts are presented as originally reported, without giving effect to discontinued operations.

(2)   Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents(1)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2010	11,798	$21.82

Acquisitions	132	18.74
Expirations	(569)	24.57
Renewals, amendments and extensions	462	23.43	1.0	$6.16	$4.46	85	81.2
New leases	111	21.44		18.94	5.09	84
Terminations	(16)	13.91

Leased Square Feet as of March 31, 2011	11,918	$21.86

Expirations	(321)	21.97
Renewals, amendments and extensions	254	22.06	1.1	$5.91	$2.32	50	80.4
New leases	82	20.68		20.36	4.12	59
Terminations	(6)	16.81

Leased Square Feet as of June 30, 2011	11,927	$21.94

Expirations	(381)	22.28
Renewals, amendments and extensions	277	22.80	0.7	$8.61	$2.70	56	78.1
New leases	104	20.04		22.50	5.35	64
Terminations	(9)	22.77

Leased Square Feet as of September 30, 2011	11,918	$22.07

(1)   For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Hospital Portfolio

As of and for the nine months ended September 30, 2011, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	5	$452,672	$42,990	35	1,578	53.1	$268,344	4.61 x	$293,416	5.04 x
Rehab	7	96,784	5,862	21	520	57.8	28,150	3.24 x	32,113	3.69 x
Specialty	2	63,725	3,796	28	37	—	19,738	3.67 x	21,974	4.08 x
LTACH	3	35,205	6,054	17	244	42.5	4,808	0.68 x	7,902	1.12 x
	17	$648,386	$58,702	25	2,379	52.6	$321,040	4.05 x	$355,405	4.48 x

Debt Investments		Investment	Interest Income
Acute care		$14,348	$983
Specialty(2)		75,650	—
		$89,998	$983
Total		$738,384	$59,685

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare	3	—	$196,709	27	$17,327	29	756
HCA	1	—	167,164	23	15,534	26	668
Cirrus Health	2	—	153,723	21	3,797	6	37
Hoag Memorial Hospital Presbyterian	1	—	88,800	12	10,132	17	154
Other	10	70	131,988	17	12,895	22	764
	17	41	$738,384	100	$59,685	100	2,379

(1)      Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)      Represents a senior secured loan to Cirrus that was placed on non-accrual status effective January 1, 2011.  For additional information regarding the senior secured loan to Cirrus see Note 7 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)      Property count and beds are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends
	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/11	06/30/11	09/30/10	09/30/11	09/30/10	09/30/11	06/30/11(1)	09/30/10(1)

Property count	16	16	16	16	16	17	17	17
Investment	$608,641	$608,641	$608,184	$608,641	$608,184	$648,386	$648,386	$647,890
Beds	2,379	2,361	2,350	2,379	2,350	2,379	2,361	2,377
3-Month Occupancy %	53.1	56.1	57.1	53.1	57.1	53.1	56.2	57.7
12-Month Occupancy %	52.6	54.5	58.2	52.6	58.2	52.6	54.5	58.6
EBITDAR	$311,906	$297,504	$300,474	$311,906	$300,474	$321,040	$305,868	$308,931
EBITDAR CFC	4.08 x	4.68 x	4.78 x	4.08 x	4.78 x	4.05 x	4.62 x	4.70 x
EBITDARM	$344,912	$329,424	$332,843	$344,912	$332,843	$355,405	$338,984	$342,766
EBITDARM CFC	4.51 x	5.18 x	5.30 x	4.51 x	5.30 x	4.48 x	5.12 x	5.22 x
NOI:
Rental and related revenues	$20,091	$21,524	$20,254	$59,726	$60,124
Operating expenses	(1,226)	(1,221)	(1,019)	(3,412)	(3,805)
	$18,865	$20,303	$19,235	$56,314	$56,319

Adjusted NOI:
Straight-line rents	(192)	(254)	(284)	(721)	(3,407)
Below market lease intangibles, net	(193)	(192)	(193)	(578)	(578)
	$18,480	$19,857	$18,758	$55,015	$52,334

(1)      Amounts are presented as originally reported, without giving effect to discontinued operations.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Investment Management Platform

As of and for the nine months ended September 30, 2011, dollars in thousands

						HCP’s
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(1)	Fee Income(2)	(in years)

HCP Ventures III	Medical office	October-06	30%(3)	$142,595	$9,245	$299	10
HCP Ventures IV	Medical office	April-07	20%	651,501	36,065	1,233	10
HCP Life Science	Life science	August-07	50%-63%	144,173	66,335	3	97-98
				$938,269	$111,645	$1,535

Balance Sheets(4)
	September 30, 2011		December 31, 2010
	Medical Office	Life Science	Medical Office	Life Science
ASSETS
Real estate:
Buildings and improvements	$674,402	$28,456	$665,925	$37,489
Land	67,973	8,271	67,897	8,271
Accumulated depreciation and amortization	(109,719)	(14,968)	(94,901)	(23,428)
Net real estate	632,656	21,759	638,921	22,332
Cash and cash equivalents and restricted cash	14,585	2,999	15,275	1,876
Intangible assets, net	37,983	—	42,805	—
Other assets, net	21,664	1,461	20,112	1,684
Total assets	$706,888	$26,219	$717,113	$25,892
LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$467,421	$7,423	$469,061	$9,882
Intangible liabilities, net	11,330	—	12,523	—
Accounts payable, accrued liabilities and deferred revenue	16,933	1,664	12,458	1,016
Total liabilities	495,684	9,087	494,042	10,898
HCP’s capital	33,525	9,284	36,158	7,918
Partners’ capital	177,679	7,848	186,913	7,076
Total liabilities and members’ capital	$706,888	$26,219	$717,113	$25,892

(1)       The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)       Investment management fee income presented on the Company’s consolidated income statement for the nine months ended September 30, 2011 of $1.6 million includes $70,000 from HCP Ventures II, an unconsolidated senior housing joint venture. On January 14, 2011, the Company acquired its partner’s 65% interest, becoming the sole owner of the portfolio. For additional information see Note 8 to the Condensed Consolidated Financial Statements for the quarter ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)       The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(4)       Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Investment Management Platform

In thousands

Statement of Operations and Funds From Operations(1)
	Three Months Ended September 30, 2011		Three Months Ended September 30, 2010
	Medical Office	Life Science	Medical Office	Life Science
Revenues:
Rental and related revenues	$15,507	$2,697	$16,743	$2,586
Tenant recoveries	3,735	273	4,204	359
Total revenues	19,242	2,970	20,947	2,945

Costs and expenses:
Depreciation and amortization	6,909	376	6,895	616
Operating	8,483	408	8,465	373
General and administrative	727	8	900	4
Total costs and expenses	16,119	792	16,260	993

Other income (expense):
Other income, net	1	—	2	—
Interest expense	(6,788)	(144)	(6,826)	(200)
Net income (loss)	$(3,664)	$2,034	$(2,137)	$1,752

Depreciation and amortization	6,909	376	6,895	616
FFO	$3,245	$2,410	$4,758	$2,368

HCP’s pro rata share of FFO	$770	$1,411	$1,070	$1,379

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$(184)	$—	$(122)	$—
Amortization of debt issuance costs, net	190	7	190	7
Straight-line rents	(229)	46	(855)	91
Leasing costs and tenant and capital improvements	(1,607)	(409)	(1,809)	(1,350)

	Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2010
	Medical Office	Life Science	Medical Office	Life Science
Revenues:
Rental and related revenues	$47,232	$8,090	$51,139	$7,418
Tenant recoveries	11,758	911	12,955	1,087
Total revenues	58,990	9,001	64,094	8,505

Costs and expenses:
Depreciation and amortization	21,047	1,278	23,772	1,839
Operating	24,814	1,125	25,062	1,151
General and administrative	2,304	47	2,891	46
Total costs and expenses	48,165	2,450	51,725	3,036

Other income (expense):
Other income, net	3	—	10	—
Interest expense	(20,214)	(470)	(20,534)	(641)
Net income (loss)	$(9,386)	$6,081	$(8,155)	$4,828

Depreciation and amortization	21,047	1,278	23,772	1,839
FFO	$11,661	$7,359	$15,617	$6,667

HCP’s pro rata share of FFO	$2,698	$4,294	$3,503	$3,866

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$(450)	$—	$(173)	$—
Amortization of debt issuance costs, net	569	24	569	24
Straight-line rents	(785)	50	(1,554)	242
Leasing costs and tenant and capital improvements	(5,642)	(884)	(4,924)	(2,013)

(1)       Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended September 30, 2011		Three Months Ended September 30, 2010
	Medical Office	Life Science	Medical Office	Life Science

Net income (loss)	$(3,664)	$2,034	$(2,137)	$1,752
Depreciation and amortization	6,909	376	6,895	616
General and administrative	727	8	900	4
Other income, net	(1)	—	(2)	—
Interest expense	6,788	144	6,826	200

NOI	$10,759	$2,562	$12,482	$2,572
Straight-line rents	(229)	46	(855)	91
Amortization of above (below) market lease intangibles, net	(184)	—	(122)	—

Adjusted NOI	$10,346	$2,608	$11,505	$2,663

HCP’s pro rata share of NOI	$2,433	$1,498	$2,778	$1,496

HCP’s pro rata share of adjusted NOI	$2,343	$1,524	$2,568	$1,543

	Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2010
	Medical Office	Life Science	Medical Office	Life Science

Net income (loss)	$(9,386)	$6,081	$(8,155)	$4,828
Depreciation and amortization	21,047	1,278	23,772	1,839
General and administrative	2,304	47	2,891	46
Other income, net	(3)	—	(10)	—
Interest expense	20,214	470	20,534	641

NOI	$34,176	$7,876	$39,032	$7,354
Straight-line rents	(785)	50	(1,554)	242
Amortization of above (below) market lease intangibles, net	(450)	—	(173)	—
Lease termination fees	(31)	—	(429)	—

Adjusted NOI	$32,910	$7,926	$36,876	$7,596

HCP’s pro rata share of NOI	$7,679	$4,592	$8,673	$4,262

HCP’s pro rata share of adjusted NOI	$7,395	$4,624	$8,186	$4,385

(1)       Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

As of and for the nine months ended September 30, 2011, dollars and square feet in thousands

	Property			Adjusted	Average	Square

HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy %
Medical office:
On-Campus	9	$109,448	$6,796	$6,535	11	619	98.7
Off-Campus	4	33,147	1,642	1,603	10	183	82.4
	13	$142,595	$8,438	$8,138	11	802	95.0

	Property			Adjusted	Average	Square

HCP Ventures IV	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy %(1)
Medical office:
On-Campus	22	$212,981	$7,673	$7,690	23	1,103	73.5
Off-Campus	31	357,137	14,489	13,904	20	1,483	84.4
Hospital:
LTACH	1	12,193	144	144	5	N/A	N/A
Specialty	3	69,190	3,432	3,034	6	N/A	N/A
	57	$651,501	$25,738	$24,772	20

	Property			Adjusted	Average	Square

HCP Life Science	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy %
San Francisco	2	$74,692	$3,544	$3,682	14	147	100.0
San Diego	2	69,481	4,332	4,244	16	131	90.3

	4	$144,173	$7,876	$7,926	15	278	95.4

Total	74	$938,269	$42,052	$40,836

(1)       Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Adjusted EBITDA	$384,828	$254,435	$1,086,662	$741,035
Interest expense:
Continuing operations	104,198	71,598	317,903	220,295
Discontinued operations	—	2	—	8
HCP’s share of interest expense from the Investment Management Platform	1,584	4,989	4,743	14,929
Capitalized interest	6,857	5,310	19,395	15,514
Preferred stock dividends	5,282	5,282	15,848	15,848
Fixed charges	$117,921	$87,181	$357,889	$266,594

Adjusted fixed charge coverage	3.3 x	2.9 x	3.0 x	2.8 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for 12 months. The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent (including additional rent floors), income from direct financing leases and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent monthly NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent 12 months of available data divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Development.  Includes ground-up construction and redevelopments.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income:

In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income	$175,471	$26,173	$483,707	$198,869
Interest expense:
Continuing operations	104,198	71,598	317,903	220,295
Discontinued operations	—	2	—	8
Income taxes:
Continuing operations	5	867	290	1,809
Discontinued operations	—	7	—	29
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	88,556	78,313	270,028	233,948
Discontinued operations	—	194	—	1,442
Equity income from unconsolidated joint ventures	(17,050)	(209)	(32,798)	(4,078)
HCP’s share of EBITDA from the Investment Management Platform	3,767	9,308	11,736	31,406
Other joint venture adjustments	14,481	476	28,165	1,566
EBITDA	$369,428	$186,729	$1,079,031	$685,294

Impairments, net of recoveries	15,400	71,693	15,400	59,793
Gain on sales of real estate	—	(3,987)	—	(4,052)
Gain upon consolidation of joint venture	—	—	(7,769)	—
Adjusted EBITDA	$384,828	$254,435	$1,086,662	$741,035

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date presented. The Company uses Facility EBITDAR in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date presented.  The Company uses Facility EBITDARM in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies. The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock–based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (computed in accordance with GAAP), excluding gains or losses from real estate dispositions and upon changes in control of joint ventures, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of impairments, impairment recoveries and merger-related items.  Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offering which increases the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions.  Management believes FFO as adjusted is a useful alternative measurement.  This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements, resident fees and services, and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, impairments, impairment recoveries, other income, net, income taxes, equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income:

In thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$175,471	$26,173	$483,707	$198,869
Interest income	(577)	(36,582)	(99,199)	(108,004)
Investment management fee income	(494)	(1,157)	(1,605)	(3,755)
Depreciation and amortization	88,556	78,313	270,028	233,948
Interest expense	104,198	71,598	317,903	220,295
General and administrative	19,648	19,590	76,472	65,039
Impairments (recoveries)	15,400	—	15,400	(11,900)
Other income (expense), net	772	(6,657)	(17,058)	(7,151)
Income taxes	5	867	290	1,809
Equity income from unconsolidated joint ventures	(17,050)	(209)	(32,798)	(4,078)
Impairments of investments in unconsolidated joint ventures	—	71,693	—	71,693
Total discontinued operations, net of taxes	—	(4,745)	—	(6,707)
NOI	$385,929	$218,884	$1,013,140	$650,058

Straight-line rents	(14,024)	(11,174)	(46,936)	(32,869)
DFL accretion	(23,571)	(2,932)	(48,508)	(8,340)
Amortization of above and below market lease intangibles, net	(1,178)	(1,629)	(3,271)	(5,337)
Lease termination fees	(239)	(1,592)	(3,417)	(5,165)
NOI adjustments related to discontinued operations	—	7	—	27
Adjusted NOI	$346,917	$201,564	$911,008	$598,374

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing 12 months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for senior housing facilities, post-acute/skilled nursing facilities and hospitals are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. For example, Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-medicaid revenues as a percent of total revenues for the trailing 12 months and is one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental and RIDEA Revenues.  Represents rental and related revenues, tenant recoveries, resident fees and services, and income from direct financing leases.

Retention Rate.  Represents the ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

RIDEA.  The Housing and Economic Recovery Act of 2008 (commonly referred to as “RIDEA”).

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  Same property statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its same property portfolio as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented.  Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio.  SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Senior Housing.  ALFs, ILFs and CCRCs.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands
	September 30, 2011	December 31, 2010	September 30, 2010
Consolidated total assets	$17,439,377	$13,331,923	$12,245,299
Investments in and advances to unconsolidated joint ventures	(225,979)	(195,847)	(197,697)
Accumulated depreciation and amortization	1,650,685	1,446,134	1,395,720
Accumulated depreciation and amortization from assets held for sale	—	—	8,638
Consolidated gross assets	$18,864,083	$14,582,210	$13,451,960
HCP’s share of unconsolidated total assets(1)	276,277	515,182	520,843
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	38,636	71,977	68,792
Total gross assets	$19,178,996	$15,169,369	$14,041,595

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, 12 months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

 (1)   Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare OpCo.

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